INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 47 to Registration Statement No. 333-66807 of the E*TRADE Money Market Fund, E*TRADE Government Money Market Fund, E*TRADE Municipal Money Market Fund, E*TRADE California Municipal Money Market Fund and E*TRADE New York Municipal Money Market Fund (five of the ten operating series of the E*TRADE Funds) on Form N-1A of our report dated November 21, 2003 appearing in the Annual Report of E*TRADE Funds for the year ended September 30, 2003, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is part of this Registration Statement, and under the heading "Independent Auditors" in the Statement of Additional Information, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP


Los Angeles, California
November 21, 2003

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 47 to Registration Statement No. 333-66807 of the E*TRADE Municipal Money Market Fund--Premier Class (one of the ten operating series of the E*TRADE Funds) on Form N-1A of our report dated November 21, 2003 appearing in the Annual Report of E*TRADE Funds for the year ended September 30, 2003 and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is part of this Registration Statement, and under the heading "Independent Auditors" in the Statement of Additional Information, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP


Los Angeles, California
November 21, 2003